NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER 213

SHARES

RECOM MANAGED SYSTEMS, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

This Certifies that is the registered holder of Shares

RECOM MANAGED SYSTEMS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

Dated:

RECOM MANAGED SYSTEMS, INC. CORPORATE ★ Seal ★ DELAWARE ★

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED

BY

TRANSFER AGENT AND REGISTRAR:
ATLAS STOCK TRANSFER CORPORATION
5899 SOUTH STATE STREET
SALT LAKE CITY, UTAH 84107

AUTHORIZED SIGNATURE

ATLAS